Exhibit 99.1

JOHNSON & JOHNSON REPORTS 2021 SECOND-QUARTER RESULTS:
•Strong sales growth of 27.1% to $23.3 Billion in Second Quarter 2021 with operational growth of 23.0%* and adjusted operational growth of 23.8%*
•EPS of $2.35 increased 72.8% in Second Quarter 2021 and adjusted EPS of $2.48 increased 48.5%*

•Company increasing 2021 Full-Year guidance for sales and EPS

New Brunswick, N.J. (July 21, 2021) – Johnson & Johnson (NYSE: JNJ) today announced results for second-quarter. “Our second-quarter results showcase Johnson & Johnson’s diversified portfolio, driven by strong sales and earnings growth across our Medical Device, Consumer Health and Pharmaceutical businesses,” said Alex Gorsky, Chairman and Chief Executive Officer. “I’m so proud of our 136,000 colleagues who remain focused on delivering our medicines and products to patients and consumers around the world, in addition to advancing our pipeline with new product launches and regulatory submissions. These accomplishments exemplify our commitment to advancing transformational innovations that improve the health of people and communities everywhere while continuing to deliver long-term value to all of our stakeholders.”

OVERALL FINANCIAL RESULTS:
1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
4 Excludes intangible amortization expense and special items

REGIONAL SALES RESULTS:

1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

SEGMENT SALES RESULTS:

1 Non-GAAP financial measure; refer to reconciliations of non-GAAP financial measures included in accompanying schedules
2 Excludes the impact of translational currency
3 Excludes the net impact of acquisitions and divestitures and translational currency
Note: values may have been rounded

Second Quarter 2021 SEGMENT COMMENTARY:

Consumer Health
Consumer Health worldwide operational sales, excluding the net impact of acquisitions and divestitures, increased 10.0%* inclusive of the market recovery from COVID-19 impacts, primarily in skin health/beauty. Sales growth was driven by skin health/beauty products including NEUTROGENA, AVEENO, and OGX; over-the-counter products including ZYRTEC in upper respiratory products, international analgesics, and digestive health products; and BAND-AID® Brand Adhesive Bandages in wound care products.

Pharmaceutical
Pharmaceutical worldwide operational sales, excluding the net impact of acquisitions and divestitures, grew 14.1%* driven by STELARA (ustekinumab), a biologic for the treatment of a number of immune-mediated inflammatory diseases, DARZALEX (daratumumab), for the treatment of multiple myeloma, TREMFYA (guselkumab), a biologic for the treatment of adults living with moderate to severe plaque psoriasis, and for adults with active psoriatic arthritis, ERLEADA (apalutamide), a next-generation androgen receptor inhibitor for the treatment of patients with prostate cancer, IMBRUVICA (ibrutinib), an oral, once-daily therapy approved for use in treating certain B-cell malignancies, a type of blood or lymph node cancer, and INVEGA SUSTENNA/XEPLION/INVEGA TRINZA/TREVICTA (paliperidone palmitate), long-acting, injectable atypical antipsychotics for the treatment of schizophrenia in adults. This growth was partially offset by biosimilar and generic competition, with declines primarily in REMICADE (infliximab), a biologic approved for the treatment of a number of immune-mediated inflammatory diseases.

Medical Devices
Medical Devices worldwide operational sales, excluding the net impact of acquisitions and divestitures, grew 58.7%*, primarily driven by the benefit of market recovery from COVID-19 impacts and the associated deferral of medical procedures in the prior year across all of our businesses including Surgery, Orthopaedics, Vision and Interventional Solutions.

NOTABLE NEW ANNOUNCEMENTS IN THE QUARTER:
The information contained in this section should be read in conjunction with Johnson & Johnson’s other disclosures filed with the Securities and Exchange Commission, including its Current Reports on Form 8-K, Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. The reader is also encouraged to review all other news releases available online in the Investors section of the Company’s website at news releases.

Regulatory Decisions	TECNIS SYNERGY and TECNIS SYNERGY TORIC II IOLS a Next Generation Treatment for Cataract Patients Received Regulatory Approval and Launched in the U.S. and Canada	(press release)
	RYBREVANT (amivantamab-vmjw) Receives U.S. FDA Approval as the First Targeted Treatment for Patients with Non-Small Cell Lung Cancer with EGFR Exon 20 Insertion Mutations	(press release)
	PONVORY (ponesimod) receives European Commission approval for the Treatment of Adults with Relapsing Forms of Multiple Sclerosis with Active Disease Defined by Clinical or Imaging Features	(press release)
	DARZALEX (daratumumab) Subcutaneous (SC) Formulation Becomes the First Approved Treatment for Newly Diagnosed Systemic Light Chain Amyloidosis in Europe and Gains an Additional Approval in Pre-Treated Multiple Myeloma	(press release)
DARZALEX FASPRO (daratumumab and hyaluronidase-fihj) Receives U.S. FDA Approval for Combination with Pomalidomide and Dexamethasone for Patients with Multiple Myeloma After First or Subsequent Relapse[1]
(press release)
Regulatory Submissions	Janssen granted Breakthrough Therapy Designation from the U.S. FDA for Teclistamab for the Treatment of Relapsed or Refractory Multiple Myeloma	(press release)
	Janssen Submits Marketing Authorisation Application to the European Medicines Agency for BCMA CAR-T Therapy Ciltacabtagene Autoleucel (cilta-cel) for the Treatment of Relapsed and/or Refractory Multiple Myeloma	(press release)
	Janssen Submits New Drug Application to U.S. FDA for XARELTO (rivaroxaban) to Help Prevent and Treat Blood Clots in Pediatric Patients	(press release)
Other	Johnson & Johnson Joins World Health Organization in Efforts to Prevent Spread of Ebola in West Africa	(press release)
	Janssen Discontinues Collaboration and License Agreement with argenx for Cusatuzumab	(press release)
	ETHICON expands Advanced Bipolar Energy Portfolio with Launch of ENSEAL X1 Curved Jaw Tissue Sealer	(press release)
	Johnson & Johnson Announces Positive New Data for the Single-Shot COVID-19 Vaccine on Activity Against Delta Variant and Long-lasting Durability of Response	(press release)
	Johnson & Johnson Consumer Inc. Issues Voluntary Recall of Specific NEUTROGENA and AVEENO Aerosol Sunscreen Products Due to the Presence of Benzene[1]	(press release)
1 Subsequent to the quarter

FULL-YEAR 2021 GUIDANCE:

Johnson & Johnson does not provide GAAP financial measures on a forward-looking basis because the company is unable to predict with reasonable certainty the ultimate outcome of legal proceedings, unusual gains and losses, acquisition-related expenses and purchase accounting fair value adjustments without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Johnson & Johnson's results computed in accordance with GAAP.

($ in Billions, except EPS)	April 2021	July 2021 (Base Business)	July 2021 (incl. COVID Vx)

Adjusted Operational Sales[1,2] Change vs. Prior Year	8.7% - 9.9%	9.5% - 10.5%	12.5% - 13.5%
Operational Sales[2] Change vs. Prior Year	$89.3B - $90.3B 8.2% – 9.4%	$90.0B - $90.8B 9.0% – 10.0%	$92.5B - $93.3B 12.0% – 13.0%
Estimated Reported Sales[3] Change vs. Prior Year	$90.6B - $91.6B 9.7% – 10.9%	$91.3B - $92.1B 10.5% – 11.5%	$93.8B - $94.6B 13.5% – 14.5%

Adjusted Operational EPS (Diluted)[2,4] Change vs. Prior Year	$9.30 - $9.45 15.8% - 17.7%		$9.50 - $9.60 18.4% - 19.6%
Adjusted EPS (Diluted)[3,4] Change vs. Prior Year	$9.42 - $9.57 17.3% - 19.2%		$9.60 - $9.70 19.6% - 20.8%

1 Non-GAAP financial measure; excludes the net impact of acquisitions and divestitures
2 Non-GAAP financial measure; excludes the impact of translational currency
3 Calculated using Euro Average Rate: April 2021 = $1.19 and July 2021 = $1.19 (Illustrative purposes only)
4 Non-GAAP financial measure; excludes intangible amortization expense and special items

Other modeling considerations will be provided on the webcast.

WEBCAST INFORMATION:
Johnson & Johnson will conduct a conference call with investors to discuss this earnings release today at 8:30 a.m., Eastern Time. A simultaneous webcast of the call for investors and other interested parties may be accessed by visiting the Johnson & Johnson website. A replay and podcast will be available approximately two hours after the live webcast in the Investors section of the Company's website at events-and-presentations.

ABOUT JOHNSON & JOHNSON:
At Johnson & Johnson, we believe good health is the foundation of vibrant lives, thriving communities and forward progress. That’s why for more than 130 years, we have aimed to keep people well at every age and every stage of life. Today, as the world’s largest and most broadly-based health care company, we are committed to using our reach and size for good. We strive to improve access and affordability, create healthier communities, and put a healthy mind, body and environment within reach of everyone, everywhere. We are blending our heart, science and ingenuity to profoundly change the trajectory of health for humanity.

NON-GAAP FINANCIAL MEASURES:
*Operational sales growth excluding the impact of translational currency, adjusted operational sales growth excluding the net impact of acquisitions and divestitures and translational currency, as well as adjusted net earnings, adjusted diluted earnings per share and adjusted operational diluted earnings per share excluding after-tax intangible amortization expense and special items, are non-GAAP financial measures and should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Except for guidance measures, reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures can be found in the accompanying financial schedules of the earnings release and the Investors section of the company's website at quarterly-results.

Copies of the financial schedules accompanying this earnings release are available on the Company’s website at quarterly-results. These schedules include supplementary sales data, a condensed consolidated statement of earnings, reconciliations of non-GAAP financial measures, and sales of key products/franchises. Additional information on Johnson & Johnson, including adjusted income before tax by segment, a pharmaceutical pipeline of selected compounds in late stage development and a copy of today’s earnings call presentation can also be found in the Investors section of the Company's website at quarterly-results.

NOTE TO INVESTORS CONCERNING FORWARD-LOOKING STATEMENTS:
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things: future operating and financial performance, product development, market position and business strategy. The reader is cautioned not to rely on these forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or known or unknown risks or uncertainties materialize, actual results could vary materially from the expectations and projections of Johnson & Johnson. Risks and uncertainties include, but are not limited to: risks related to the impact of the COVID-19 global pandemic, such as the scope and duration of the outbreak, government actions and restrictive measures implemented in response, material delays and cancellations of medical procedures, supply chain disruptions and other impacts to the business, or on the Company’s ability to execute business continuity plans, as a result of the COVID-19 pandemic, economic factors, such as interest rate and currency exchange rate fluctuations; competition, including technological advances, new products and patents attained by competitors; challenges inherent in new product research and development, including uncertainty of clinical success and obtaining regulatory approvals; uncertainty of commercial success for new and existing products; challenges to patents; the impact of patent expirations; the ability of the Company to successfully execute strategic plans; the impact of business combinations and divestitures; manufacturing difficulties or delays, internally or within the supply chain; product efficacy or safety concerns resulting in product recalls or regulatory action; significant adverse litigation or government action, including related to product liability claims; changes to applicable laws and regulations, including tax laws and global health care reforms; trends toward health care cost containment; changes in behavior and spending patterns of purchasers of health care products and services; financial instability of international economies and legal systems and sovereign risk; increased scrutiny of the health care industry by government agencies. A further list and descriptions of these risks, uncertainties and other factors can be found in Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 3, 2021 including in the sections captioned “Cautionary Note Regarding Forward-Looking Statements” and “Item 1A. Risk Factors,” in the Company’s most recently filed Quarterly Report on Form 10-Q and the Company’s subsequent filings with the Securities and Exchange Commission. Copies of these filings are available online at www.sec.gov, www.jnj.com or on request from Johnson & Johnson. Any forward-looking statement made in this release speaks only as of the date of this release. Johnson & Johnson does not undertake to update any forward-looking statement as a result of new information or future events or developments.

Press Contacts:		Investor Contacts:

Christina Chan	Courtney Dugan	Christopher DelOrefice	Jennifer McIntyre
(732) 524-6297	(347) 452-1061	(732) 524-2955	(732) 524-3922